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                                                             EXHIBIT 11.1


EXHIBIT 11.1  COMPUTATION OF NET LOSS PER SHARE

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

                                                                  Twelve Months                 Three Months
                                                                      Ended                        Ended
                                                                December 31, 1996             December 31, 1996
                                                                -----------------             -----------------
Shares outstanding December 31, 1995 ...................           6,652,059                      6,652,059

Weighted average shares for the Heartland acquisition
  as of January 1, 1996 involving 261,424 shares .........           261,424                        261,424

Weighted average shares for the ALS-Midwest
  acquisition involving 172,536 shares in May 1996 .......           104,653                        172,536

Weighted average shares for the Crossings
  acquisition involving 2,007,049 shares in May 1996 .....         1,217,390                      2,007,049

Weighted average shares for the private equity
  transactions occurring in May 1996
  involving 430,281 shares ...............................           260,990                        430,281

Weighted average shares for initial public offering
  occurring in August 1996 involving 3,443,206 shares. ...         1,392,335                      3,443,206

Weighted average shares for exercise of 41,580
  stock options on 12/30/96 ..............................               228                            904

Weighted average shares for redemption of 11,639
  shares on 12/31/96 .....................................               (32)                          (127)
                                                               -------------                ---------------

Total .....................                                        9,889,047                     12,967,332
                                                               =============                ===============

Net loss attributable to common shares .................       $  (7,811,000)               $    (1,600,000)
                                                               =============                ===============

Net loss per common and common equivalent shares .......       $       (0.79)               $         (0.12)
                                                               =============                ===============


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